MOSS ADAMS LLP
----------------------------
CERTIFIED PUBLIC ACCOUNTANTS                                        EXHIBIT 23.1






                         INDEPENDENT AUDITOR'S CONSENT



     We consent to the incorporation by reverence in this Registration Statement on Form S-8 of Geographics, Inc. of our report dated September 22, 1998 incorporated by reference in the Annual Report on Form 10K of Geographics, Inc. for the fiscal year ended March 31, 1998.




     /s/ Moss Adams LLP

     Bellingham, Washington
     June 15, 1999